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                                                                    EXHIBIT 3.59

                                                                   FILED

                                                                 JAN 12 2001

                                                              OKLAHOMA SECRETARY
                                                                   OF STATE

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ANATOMIC PATHOLOGY SERVICES, P.C.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation (this "corporation"), an Oklahoma corporation, for the purpose of amending its Certificate of Incorporation pursuant to Section 1077 of the Oklahoma General Corporation Act (the "Act"), hereby certifies:

                                   ARTICLE ONE
                                      NAME

          The name of this Corporation is Anatomic Pathology Services, Inc.

                                   ARTICLE TWO
                           REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Oklahoma is 2915 United Founders Boulevard, is the City of Oklahoma City, County of Oklahoma, and the name of its registered agent at such address is Corporation Service Company

                                  ARTICLE THREE
                          NATURE OF BUSINESS; PURPOSES

     The nature of the business and purposes to be conducted or promoted are:

     To engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act, or any act amendatory thereof, supplemental thereto or substituted therefore.

     To manufacture, purchase or otherwise acquire, invest in own, mortgage, pledge, sell, assign and transfer or otherwise dispose of trade deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire and pay for in cash, stock or bonds of this Corporation or otherwise the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm or associations or corporation.

     To acquire, hold use sell assign lease grant licenses in respect of mortgage or otherwise dispose of letters patent of the Untied States or any foreign country, patent rights,

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licenses and privileges, inventions, improvements, and process copyrights trademarks and trade names relating to or useful in connection with any business of the Corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold own guarantee sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign governmental, or by any state, territory, province, municipality or other political subdivision or by any government agency, as owner thereof to possess and exercise all the rights, powers and privileges or ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise money for any of the purposes of the Corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of Indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation; whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire own, hold, improve, employ, use and otherwise deal in and with real or personal property or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, any or all of the Corporation's properly and assets. or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the Oklahoma General Corporation Act, any other law of Oklahoma or this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to conduct promotion or attainment of the business or purposes of the Corporation.

     The business and purposes specified in the foregoing clauses shall not be, expected where otherwise expressesed, limited or restricted by reference to or inference from the terms of any other clause in this certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article Three shall be regarded as independent business and purposes.

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                                  ARTICLE FOUR
                            AUTHORIZED CAPITAL STOCK

     This Corporation is authorized to issue only one (1) class of shares of capital stock to be designated "Common Stock". The total number of share of Common stock which this Corporation shall have authority to issue and the par value of each share of Common Stock and the amount of the total authorized Common Stock, are as follows:

Total Number                  Par Value of                     Total Authorized
 Of Shares                     Each Share                          Common Stock
50,000                             $  1.00                         $   50,000.00

     The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the Corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or not voting powers, and to determine such designations and such powers, preferences, relative, participating optional, or other special rights qualifications, limitations or restrictions thereof, as the Board of Directors shall from time to time determine in duly adopted resolutions.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered form or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the Corporation and on such terms and conditions as the Board of Directors may determine. In each case, the consideration to be received by the Corporation of any such shares, rights, warrants, options, or other obligations or evidence of indebtedness of the Corporation issued, granted or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors provided, however, that no shares of capital stock of the Corporation shall be issued or sold below par value, or if the shares do not have par value, not below their stated value, as determined by the Board of Directors.

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                                  ARTICLE FIVE
                               NUMBER OF DIRECTORS

     The number of Directors of this Corporation shall be specified in the Bylaws and such number may from time to time be increased or decreased under the. Bylaws, or any amendment or change thereof. The number of Directors to be elected at the first meeting of the Shareholders is one or more.

                                   ARTICLE SIX
                              ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE SEVEN
                        POWERS OF THE BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  To adopt, amend or repeal the Bylaws of the Corporation.

     (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the Corporation.

     (c) To act apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolution or in the Bylaws of the Corporation Shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member of members thereof present at any meeting and not disqualified from voting, whether or not he she or they may constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (e) When and as authorized by the affirmative vote of the holders of the majority of the stock issued and outstanding having voting power given at a shareholders meeting duly called upon such notices as is required by law, or when authorized by the written consent of the

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holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration which may consist in whole or in part of money or property including shares of stock in and/or other securities of, any other corporation, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                                  ARTICLE EIGHT
                               DIRECTOR LIABILITY

     No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty by such Director as a Director, except for any matter in respect of which such Director shall be liable under Section 1031 of the Oklahoma General Corporation Act or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, he or she (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) under Section 1053 of the Oklahoma General Corporation Act, shall have allowed an unlawful payment of a dividend or unlawful stock purchase or redemption (iv) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of this Article Nine shall eliminate or reduce the effect of this Article Nine in respect of any matter, occurring, or any cause of action, suit or claim that, but for this Article Nine would accrue or arise, prior to such amendment or repeal. If the Oklahoma General Corporation Act is amended after approval by the stockholders of this Article Nine to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act as so amended from time to time.

                                  ARTICLE NINE
                           RELATED PARTY TRANSACTIONS

     To the extent permitted by law, no contract or transaction between the Corporation and or one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Directors or officers arc present at or participate in the meeting of the board or committee thereof which authorized the contract or transaction, or solely because the Directors or officers or their votes are counted for such purpose.

                                   ARTICLE TEN
                             INFORMAL REORGANIZATION

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them any court of equitable jurisdiction within the State of Oklahoma on the application in a

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summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE ELEVEN
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by law and all rights conferred upon the shareholders herein are granted subject to this reservation; provided however, that no amendment to this Certificate of Incorporation shall be made which imposes personal liability for the debts, actions or otherwise of the Corporation or its shareholders without the consent of the holders of all of the capital stock of the Corporation, whether or not they may be otherwise entitled to vote.

     This Amended Certificate of Incorporation was duly adopted in accordance with Section 1077 of the Act after being proposed by the sole director and adopted by the sole shareholder in the manner and by the vote prescribed in
Section 1077 of the Act.

     IN WITNESS WHEREOF, I have hereunto set my signature at Oklahoma City, OK on this 5th day of January, 2001.


                                          /s/ Tommy L. Hewett
                                          --------------------------------
                                          Tommy L. Hewett, Chairman

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STATE OF OKLAHOMA   )
                    )
COUNTY OF OKLAHOMA  )

     Before me, the undersigned, a Notary Public, in and for said State on this 8th day of January, 2001. personally appeared Tommy L. Hewett. M.D., to me known to be the identical person who executed the within and foregoing Certificate of Incorporation, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

     Under my hand and official seal the day and year last above written.

MY COMMISSION EXPIRES:

        10-14-01                          [ILLEGIBLE]
                                          ---------------------------
(SEAL)                                    Notary Public

[ILLEGIBLE]

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